                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Financial Analysts and Institutional Investors
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces Second Quarter 2025 Results

•Second Quarter Diluted Earnings Per Share were $1.01 in 2025 vs. $0.97 in 2024
•Reaffirm 2025 Diluted EPS Guidance Range of $4.85 to $5.05 Per Share

ST. LOUIS (July 31, 2025) — Ameren Corporation (NYSE: AEE) today announced second quarter 2025 net income attributable to common shareholders of $275 million, or $1.01 per diluted share, compared to second quarter 2024 net income of $258 million, or $0.97 per diluted share.
Second quarter 2025 earnings reflected increased infrastructure investments, new Ameren Missouri electric service rates that became effective June 1, 2025, and continued disciplined cost management. These positive factors were partially offset by higher interest expense at Ameren Parent and Ameren Missouri and lower Ameren Missouri retail sales, primarily driven by near-normal temperatures in the second quarter of 2025 compared to warmer-than-normal temperatures in the prior-year period. Finally, the earnings per diluted share comparison reflected higher weighted-average basic common shares outstanding in the second quarter 2025.
"We are executing across all elements of our strategy, including by hardening the grid, expanding our balanced generation portfolio, and supporting economic development, " said Martin J. Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation. "These efforts reinforce our commitment to investing in a reliable and resilient energy future that provides value for our customers and communities. We remain on track to deliver earnings within our 2025 earnings guidance range of $4.85 to $5.05 per share."
Ameren recorded GAAP net income attributable to common shareholders for the six months ended June 30, 2025, of $564 million, or $2.08 per diluted share, compared to GAAP net income attributable to common shareholders for the six months ended June 30, 2024, of $519 million, or $1.95 per diluted share. Excluding a prior year charge discussed below, Ameren recorded six month 2024 adjusted net income attributable to common shareholders of $530 million, or $1.99 per diluted share. The increase in year-over-year six month earnings reflected increased infrastructure investments, new Ameren Missouri electric service rates and higher Ameren Missouri electric retail sales. These positive factors were partially offset by higher interest expense at Ameren Missouri and Ameren Parent.
A reconciliation of three-month and six-month GAAP to adjusted earnings is reflected in the table below. There were no adjustments to 2025 or second quarter 2024 earnings. A charge for additional mitigation relief related to Ameren Missouri's Rush Island Energy Center, which decreased first quarter 2024 earnings by $11 million, was excluded from adjusted six-month 2024 earnings.

	(In millions, except per share amounts)
	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
GAAP Earnings / Diluted EPS	$275	$1.01	$258	$0.97	$564	$2.08	$519	$1.95
Charge for additional mitigation relief related to Rush Island Energy Center	$—	$—	$—	$—	$—	$—	$15	$0.05
Less: Federal income tax benefit	—	—	—	—	—	—	(4)	(0.01)
Charge, net of tax benefit	$—	$—	$—	$—	$—	$—	$11	$0.04
Adjusted Earnings / Diluted EPS	$275	$1.01	$258	$0.97	$564	$2.08	$530	$1.99
Earnings Guidance
Today, Ameren reaffirms its 2025 earnings per share guidance range of $4.85 to $5.05. Due to strong year-to-date performance, Ameren is well positioned to deliver 2025 earnings in the top half of its 2025 earnings guidance range. Earnings guidance for 2025 assumes normal temperatures for the last six months of the year and is subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy transmission and distribution operations; energy, economic, capital and credit market conditions; customer usage; severe storms; market returns on company-owned life insurance investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri second quarter 2025 earnings were $150 million, compared to second quarter 2024 earnings of $128 million. The year-over-year increase reflected new electric service rates that became effective June 1, 2025, earnings on increased infrastructure investments and lower operations and maintenance expenses. These positive factors were partially offset by lower electric retail sales, primarily driven by near-normal temperatures in the second quarter of 2025 compared to warmer-than-normal temperatures in the prior-year period, and higher interest expense.

Ameren Transmission Segment Results
Ameren Transmission second quarter 2025 earnings were $86 million, compared to second quarter 2024 earnings of $79 million.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution second quarter 2025 earnings were $64 million, compared to second quarter 2024 earnings of $61 million.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas second quarter 2025 earnings were $10 million, compared to second quarter 2024 earnings of $6 million.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent's second quarter 2025 loss was $35 million, compared to a second quarter 2024 loss of $16 million. The year-over-year comparison reflected higher interest expense.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, August 1, 2025, to discuss 2025 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest Quarterly Results," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.5 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc (MISO). For more information, visit Ameren.com, or follow us on X at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn.com/company/Ameren.
Use of Non-GAAP Financial Measures
In this release, Ameren has presented adjusted earnings and adjusted earnings per share, which are non-GAAP measures and may not be comparable to those of other companies. A reconciliation of GAAP to non-GAAP information is included in this release. Generally, adjusted earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the cumulative impact of the first and third quarter 2024 charges for additional mitigation relief related to an agreement in principle to settle the New Source Review (NSR) and Clean Air Act proceeding and a third quarter 2024 charge for customer refunds related to the Federal Energy Regulatory Commission's (FERC) October 2024 order on MISO's allowed base return on equity (ROE), both of which related to matters that had been ongoing for over ten years. Ameren uses adjusted earnings internally for financial planning and for analysis of performance. Ameren also uses adjusted earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that adjusted earnings allow the company to more accurately compare its ongoing performance across periods. In providing adjusted earnings guidance, there could be differences between adjusted earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described above.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2024, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations that may change regulatory recovery mechanisms, such as those that may result from Ameren Missouri's request with the Missouri Public Service Commission (MoPSC) to modify its existing large primary service tariff, Ameren Illinois' appeal of the December 2023 and 2024 Illinois Commerce Commission (ICC) orders for the multi-year rate plan (MYRP) electric distribution service regulatory rate review and June 2024 rehearing order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois' electric distribution service revenue requirement reconciliation adjustment request filed with the ICC in April 2025, Ameren Illinois' natural gas delivery service regulatory rate review filed with the ICC in January 2025, and the January and April 2025 appeals of FERC's October 2024 and March 2025 orders by the MISO transmission owners, including Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI);
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of services for our customers;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism;
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired and nuclear energy centers, extend the operating license for the Callaway Energy Center, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, preferred resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals;
•Ameren Missouri’s ability to earn and utilize or transfer federal production and investment tax credits related to renewable energy projects and nuclear energy production; the cost of wind, solar, and other renewable generation and battery storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the outcome of the MISO long-range transmission planning process, including changes to planned projects, the ability to secure competitively bid or assigned projects and related approvals, including CCNs from the MoPSC and ICC or any other required approvals, and changes in applicable legislative or regulatory frameworks;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other domestic or international governmental actions, including monetary, fiscal, foreign trade, and energy policies, foreign trade tariffs, executive orders, or extended federal government shutdowns or defunding;
•the effects of changes in federal, state, or local tax laws or rates; additional regulations, interpretations, amendments, or technical corrections to, or in connection with the One Big Beautiful Bill Act (OBBBA) and the Inflation Reduction Act of 2022 (IRA), including the effects of the OBBBA as it relates to construction timelines of solar and wind projects along with the ability to obtain materials for these projects to be eligible for federal production and investment tax credits, and the effects of the IRA as it relates to the 15% minimum tax on adjusted financial statement income; and any challenges to the tax positions we have taken, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•our ability to realize forecasted energy demand from potential new customers, including demand growth dependent on the decisions of potential new large primary service customers to locate their operations within our service territories;
•the effects on energy prices and demand for our services resulting from customer growth patterns or usage, including demand from data centers, technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming increasingly cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity required for the energy generated by Ameren Missouri's energy centers or as required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;

•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, geopolitical, and capital market conditions, including foreign trade tariffs or trade wars, evolving federal regulatory priorities, and the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and suppliers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during and after the transition to clean energy generation by Ameren Missouri and the electric utility industry, as well as Ameren Missouri's ability to meet existing or future generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws or their interpretation and new, more stringent, or changing requirements and environmental policies, including those related to NSR provisions of the Clean Air Act, carbon dioxide, nitrogen oxides, sulfur dioxide, and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit, terminate or otherwise modify the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, workforce reductions, our ability to attract and retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about company policies or practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of the Russian invasion of Ukraine and conflicts in the Middle East, related sanctions imposed by the United States and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating Revenues:
Electric	$2,038	$1,521	$3,660	$2,885
Natural gas	183	172	658	624
Total operating revenues	2,221	1,693	4,318	3,509
Operating Expenses:
Fuel and purchased power	794	327	1,296	655
Natural gas purchased for resale	39	33	208	184
Other operations and maintenance	460	465	945	935
Depreciation and amortization	386	376	753	737
Taxes other than income taxes	131	131	275	266
Total operating expenses	1,810	1,332	3,477	2,777
Operating Income	411	361	841	732
Other Income, Net	96	103	181	192
Interest Charges	187	165	362	319
Income Before Income Taxes	320	299	660	605
Income Taxes	43	39	93	83
Net Income	277	260	567	522
Less: Net Income Attributable to Noncontrolling Interests	2	2	3	3
Net Income Attributable to Ameren Common Shareholders	$275	$258	$564	$519

Earnings per Common Share - Basic	$1.02	$0.97	$2.09	$1.95

Earnings per Common Share – Diluted	$1.01	$0.97	$2.08	$1.95

Weighted-average Common Shares Outstanding – Basic	270.3	266.7	270.1	266.5
Weighted-average Common Shares Outstanding – Diluted	271.6	266.8	271.5	266.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$11	$7
Accounts receivable - trade (less allowance for doubtful accounts)	567	525
Unbilled revenue	467	346
Miscellaneous accounts receivable	101	96
Inventories	738	762
Current regulatory assets	332	366
Other current assets	258	162
Total current assets	2,474	2,264
Property, Plant, and Equipment, Net	37,816	36,304
Investments and Other Assets:
Nuclear decommissioning trust fund	1,414	1,342
Goodwill	411	411
Regulatory assets	2,666	2,397
Pension and other postretirement benefits	734	757
Other assets	1,110	1,123
Total investments and other assets	6,335	6,030
TOTAL ASSETS	$46,625	$44,598
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$29	$317
Short-term debt	1,141	1,143
Accounts and wages payable	882	1,059
Taxes accrued	155	60
Interest accrued	230	196
Customer deposits	240	223
Other current liabilities	410	415
Total current liabilities	3,087	3,413
Long-term Debt, Net	18,811	17,262
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,881	4,474
Regulatory liabilities	6,014	5,897
Asset retirement obligations	838	822
Other deferred credits and liabilities	551	487
Total deferred credits and other liabilities	12,284	11,680
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,541	7,513
Retained earnings	4,784	4,604
Accumulated other comprehensive loss	(14)	(6)
Total shareholders’ equity	12,314	12,114
Noncontrolling Interests	129	129
Total equity	12,443	12,243
TOTAL LIABILITIES AND EQUITY	$46,625	$44,598

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2025	2024
Cash Flows From Operating Activities:
Net income	$567	$522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	793	760
Amortization of nuclear fuel	20	38
Amortization of debt issuance costs and premium/discounts	10	9
Deferred income taxes and tax credits, net	172	76
Allowance for equity funds used during construction	(39)	(25)
Stock-based compensation costs	14	14
Other	10	13
Changes in assets and liabilities	(254)	(358)
Net cash provided by operating activities	1,293	1,049
Cash Flows From Investing Activities:
Capital expenditures	(2,130)	(1,892)
Nuclear fuel expenditures	(19)	(37)
Purchases of securities – nuclear decommissioning trust fund	(244)	(323)
Sales and maturities of securities – nuclear decommissioning trust fund	223	309
Other	59	11
Net cash used in investing activities	(2,111)	(1,932)
Cash Flows From Financing Activities:
Dividends on common stock	(384)	(356)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	(2)	156
Maturities and extinguishment of long-term debt	(324)	(350)
Issuances of long-term debt	1,599	1,470
Issuances of common stock	25	21
Employee payroll taxes related to stock-based compensation	(13)	(8)
Debt issuance costs	(14)	(18)
Net cash provided by financing activities	884	912
Net change in cash, cash equivalents, and restricted cash	66	29
Cash, cash equivalents, and restricted cash at beginning of year(a)	328	272
Cash, cash equivalents, and restricted cash at end of period(b)	$394	$301
(a)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.
(b)Includes $11 million of cash and cash equivalents and $383 million of restricted cash as of June 30, 2025.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,812	2,995	6,676	6,472
Commercial	3,349	3,386	6,716	6,657
Industrial	1,037	1,046	1,996	2,005
Street lighting and public authority	13	14	30	33
Ameren Missouri retail load subtotal	7,211	7,441	15,418	15,167
Off-system	662	1,484	1,876	2,615
Ameren Missouri total	7,873	8,925	17,294	17,782
Ameren Illinois Electric Distribution
Residential	2,435	2,582	5,408	5,333
Commercial	2,758	2,791	5,578	5,547
Industrial	2,511	2,712	5,002	5,390
Street lighting and public authority	95	100	198	198
Ameren Illinois Electric Distribution total	7,799	8,185	16,186	16,468
Ameren Total	15,672	17,110	33,480	34,250
Electric Revenues (in millions):
Ameren Missouri
Residential	$405	$395	$781	$736
Commercial	344	324	617	583
Industrial	84	77	150	138
Other, including street lighting and public authority	11	21	9	45
Ameren Missouri retail load subtotal	$844	$817	$1,557	$1,502
Off-system sales and capacity	471	47	651	76
Ameren Missouri total	$1,315	$864	$2,208	$1,578
Ameren Illinois Electric Distribution
Residential	$321	$311	$663	$608
Commercial	181	163	361	328
Industrial	48	47	98	92
Other, including street lighting and public authority	23	(12)	23	(13)
Ameren Illinois Electric Distribution total	$573	$509	$1,145	$1,015
Ameren Transmission
Ameren Illinois Transmission(a)	$152	$136	$306	$267
ATXI	56	55	113	110
Eliminate affiliate revenues	—	—	(1)	(1)
Ameren Transmission total	$208	$191	$418	$376
Other and intersegment eliminations(a)	(58)	(43)	(111)	(84)
Ameren Total	$2,038	$1,521	$3,660	$2,885
(a)Includes $40 million, $27 million, $77 million and $55 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Gas Sales - dekatherms (in millions):
Ameren Missouri	3	3	12	11
Ameren Illinois Natural Gas	30	28	95	88
Ameren Total	33	31	107	99
Gas Revenues (in millions):
Ameren Missouri	$25	$24	$89	$85
Ameren Illinois Natural Gas	158	148	569	539
Ameren Total	$183	$172	$658	$624
		June 30,		December 31,
		2025		2024
Common Stock:
Shares outstanding (in millions)		270.4		269.9
Book value per share		$45.54		$44.88